Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-261180 on Form S-3 and Registration Statement No. 333-220949 on Form S-8 of our report dated April 18, 2022, relating to the financial statements of VICI Properties L.P. appearing in this Current Report on Form 8-K dated April 18, 2022.

/s/ DELOITTE & TOUCHE LLP

New York, New York

April 18, 2022